                                                              Exhibit 99.(g)(vi)

[WESTERN ASSET FUNDS, INC. LETTERHEAD]


State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, MA 02171

Re:  Western Asset Limited Duration Bond Portfolio

Ladies and Gentlemen:

        This is to advise you that Western Asset Funds, Inc. (the "Fund") has established a new series of shares to be known as Western Asset Limited Duration Bond Portfolio (the "Portfolio"). In accordance with the Additional Funds provision in Section 12 of the Custodian Contract dated as of December 10, 1990, between the Fund and State Street Bank and Trust Company (the "Contract"), the Fund hereby requests that you act as Custodian of the Portfolio under the terms of the Contract. Attached as Annex I is a complete list as of the date hereof of the those Portfolios for which State Street Bank and Trust Company will render services as Custodian under the Contract.

        Please indicate your acceptance of the foregoing by executing two copies of this Letter Agreement, returning on to the Fund and retaining one copy for your records.

                                          WESTERN ASSET FUNDS, INC.


                                          By:
                                              --------------------------
                                          Name:
                                          Title:


Agreed to this 29th day of September, 2003

STATE STREET BANK AND TRUST COMPANY


By:
   ----------------------
Name:
Title:

Annex I

Western Asset U.S. Government Money Market Portfolio
Western Asset Money Market Portfolio
Western Asset Intermediate Bond Portfolio
Western Asset Intermediate Plus Bond Portfolio
Western Asset Core Bond Portfolio
Western Asset Core Plus Bond Portfolio
Western Asset Inflation Indexed Plus Bond Portfolio
Western Asset High Yield Portfolio
Western Asset Non-U.S. Opportunity Bond Portfolio
Western Asset Global Strategic Income Portfolio
Western Asset Enhanced Equity Portfolio
Western Asset Limited Duration Bond Portfolio